Exhibit 99.1

ABIOMED ANNOUNCES PRELIMINARY Q3 FY 2019 REVENUE OF $201 MILLION, UP 30% OVER PRIOR YEAR AND INCREASES FULL YEAR GUIDANCE

DANVERS, MA AND SAN FRANCISCO, CA — January 7, 2019 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies today reported preliminary, unaudited, third quarter fiscal 2019 revenue of approximately $200.6 million, an increase of 30% compared to revenue of $154.0 million for the same period of fiscal 2018.

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Preliminary unaudited U.S. Impella® product revenue grew 27% to approximately $165.7 million from $130.7 million in the prior fiscal year. U.S. patient usage grew 24% in comparison with same period of fiscal 2018.

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Outside the U.S., Impella product revenue for the quarter totaled $27.5 million, an increase of 59% compared to revenue of $17.3 million during the same period of fiscal 2018, due to strength in Germany and Japan.

The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision until the company reports its full financial results for the third quarter of fiscal 2019 on January 31, 2019.

These preliminary results are being provided in advance of the company's presentation at the 37th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco.  Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed, will present at 5:00 p.m. PST / 8:00 p.m. EST on Monday, January 7, 2019.

A live webcast of the company's presentation at the conference will be available via the link https://jpmorgan.metameetings.net/events/healthcare19/sessions/23805-abiomed-inc/webcast.  The webcast will also be available on the investor section of the company's website at www.abiomed.com. A replay of the webcast will be available for 90 days after the presentation.

FISCAL YEAR 2019 OUTLOOK

The company is increasing its 2019 revenue guidance to approximately $780 million, from a range of $765 million to $770 million, an increase in revenue of approximately 31% from the prior year. Other operating details of third quarter fiscal 2019 will be provided on the company’s earnings call on January 31, 2019.

EARNINGS CONFERENCE CALL DETAILS

The company will release full quarterly results for the third quarter of fiscal 2019 via conference call at 8:00 a.m. EST on Thursday, January 31, 2019. The conference call releasing full quarterly results will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Todd A. Trapp, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via https://edge.media-server.com/m6/p/kxrqfpvz or dial (855) 212-2361; the international number is (678) 809-1538.  A replay of this conference call will be available beginning at 12:00 p.m. EST January 31, 2019 through 12:00 p.m. EST on February 7, 2019. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 2499899.

The ABIOMED logo, ABIOMED, IMPELLA, IMPELLA 2.5, IMPELLA 5.0, IMPELLA LD, IMPELLA CP, IMPELLA RP, IMPELLA BTR, IMPELLA 5.5, and IMPELLA ECP are registered marks or trademarks of ABIOMED, Inc., and are registered in the U.S. and certain foreign countries. AB5000 and cVAD REGISTRY, Recovering hearts. Saving lives. are trademarks of ABIOMED, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support.  Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the company's progress toward commercial growth, and future opportunities and expected regulatory approvals. The company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the unpredictability of future operating results, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the company's filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg

Director, Investor Relations

978-646-1590

ir@abiomed.com

Tom Langford

Director, Communications & Public Relations

978-882-8408

tlangford@abiomed.com